Exhibit 99.1

District Court Enters Final Order in Finjan v. Blue Coat Litigation

Affirms $39.5M Jury Award to Finjan, Grants Finjan’s Motion for Pre- and Post-Judgment Interest and Denies Blue Coat’s Motion for a New Trial

EAST PALO ALTO, CA -- 07/20/16 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, provided an update in Finjan, Inc. v. Blue Coat Systems, Inc. (5:13-cv-03999-BLF), with the Honorable Beth Labson Freeman presiding. To review, on August 5, 2015, after a ten-day trial, a jury returned a verdict that Blue Coat infringed five of Finjan’s patents and awarded Finjan $39,528,487 in damages (Doc. No. 438). The Court held a bench trial to hear non-jury legal issues with a corresponding Order (Doc. No. 486) and Judgment (Doc. No. 487) in the case, both dated November 20, 2015. This current Order Regarding Post-Judgment Motions (Doc. No. 543) dated July 18, 2016, leaves the jury’s findings of infringement and damages intact and represents the end of this present District Court action.

“We are acutely aware of the lens through which our credibility is perceived by the Court with an eye towards focusing on the merits of this infringement case against Blue Coat. This is consistent with our commitment to Best Practices in Licensing,” commented Phil Hartstein, Finjan Holding’s President and CEO. “It is unfortunate, but in today’s licensing climate, we had to burden the Court with imposing timelines and forcing this infringement matter to resolution. We continue to be hopeful that Blue Coat will consider settling this case and the other separate infringement action pending before the same Court.”

In the current Order the Court denied each of Blue Coat’s motions with the sole exception of amending the final judgment to “reflect that infringement under the doctrine of equivalents is moot for the Finjan’s ‘844, ‘968, and ‘780 patents,” since the jury had earlier found these patents literally infringed by Blue Coat. Significantly, the Court held that the jury’s damages award for infringement of the five asserted patents “based on substantial evidence.” And, the Court did not find Blue Coat’s witnesses’ testimony on damages, infringement, or invalidity “persuasive” on those issues. The Court also granted Finjan’s motion for pre- and post-judgment interest, stating “[t]he purpose of pre-judgment interest is ‘to compensate for the delay a patentee experiences in obtaining money he would have received sooner if no infringement had occurred,’” and post-judgment interest is “automatic” under 28 U.S.C. § 1961.

Finjan has pending infringement lawsuits against FireEye, Inc., Sophos, Inc., Symantec Corp., Palo Alto Networks., ESET and its affiliates relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Capital Markets Group LLC
(650) 282-3245
investors@finjan.com